UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 4, 2007
				---------------
                                Date of Report
                       (Date of Earliest Event Reported)


                             CYBERSPACE VITA, INC.
	      		     ---------------------
             (Exact Name of Registrant as Specified in its Charter)


        Nevada                      333-141929               14-1982491
	------			    ----------		     ----------
(State or other Jurisdiction)  (Commission File No.)   (IRS Employer I.D. No.)


                            74090 El Paseo Ste. 200
                            Palm Desert, CA  92260
			    -----------------------
                    (Address of Principal Executive Offices)


                                 (888)410-6466
				 -------------
                        (Registrant's Telephone Number)

                                      N/A
				      ---
         (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written  communications  pursuant  to Rule 425 under the Securities Act
	(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17
	CFR 240.14a-12)

[ ]	Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement  communications  pursuant  to  Rule 13e-4(c) under the
	Exchange Act (17 CFR 240.13e-4)

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                SECTION 5 - CORPORATE GOVERNANCE AND MANAGMENT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On  October  1, 2007, Mr. Robert T. Yarbray, Chairman, President and Secretary,
tendered  resignation   of  his  position  with  the  Company.   Mr.  Yarbray's
resignation did not come as result of a disagreement with Company management.

On October 1, 2007, under a special meeting of the Board of Directors, Mr. Henry C. Casden, was appointed President, Chief Executive Officer and Director the Company. Mr. Casden is an attorney specializing in corporation and business matters, complex corporate financings and Indian law matters located in Palm Desert, California. Mr. Casden has practiced law for approximately 38 years in Los Angeles and Palm Desert since 1999. Mr. Casden has had no other directorships in reporting companies. No transactions with any related entities or parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2007

   Hutton Holdings Corporation


   By:  /s/ Henry C. Casden
	-------------------
        Henry C. Casden
        Director